Exhibit 99.1

RXSIGHT ANNOUNCES APPOINTMENTS OF AZIZ MOTTIWALA AS CHIEF EXECUTIVE OFFICER AND RON KURTZ, MD AS CHIEF MEDICAL OFFICER

Aliso Viejo, Calif. – July 15, 2026 – RxSight, Inc. (NASDAQ: RXST) today announced a planned leadership transition effective July 20, 2026, with Aziz Mottiwala appointed President and Chief Executive Officer, succeeding Ron Kurtz, M.D., who will continue to serve as Chief Medical Officer.

Mr. Mottiwala brings extensive commercial leadership experience across eye care, with a proven track record of building and scaling high-performing commercial organizations. He most recently served as Chief Commercial Officer at Tarsus Pharmaceuticals and previously held the same role at Opiant Pharmaceuticals. Before that, he spent more than a decade at Allergan, where he held senior leadership positions across the company’s eye care franchise and broader commercial organization. Mr. Mottiwala holds a B.S. in Biochemistry from the University of California, San Diego, and an MBA from the University of Southern California.

“I am excited and honored to join RxSight at such a critical time for the Company,” said Mr. Mottiwala. “RxSight has created a unique and differentiated platform with significant opportunity ahead. Adjustability has brought a new level of accuracy and customization to modern cataract surgery that is still in the early stages of market adoption.”

“We are excited to welcome Aziz to RxSight and believe his deep commercial and operational experience in eye care makes him exceptionally well suited to lead the Company into its next chapter of value creation,” said Andy Corley, Chairman of the RxSight Board of Directors. “On behalf of the Board, I want to express our sincere appreciation to Ron for his vision and leadership in establishing adjustability in the ophthalmic marketplace, and for his continued commitment to advancing our technology and clinical value as Chief Medical Officer. Ron’s track record of product development is well known throughout the ophthalmic community, and we look forward to his continued leadership as we expand adjustability into broader market segments.”

“RxSight is well positioned to further its mission of transforming cataract surgery through adjustability, making this the right time for me to focus on areas where I can have the greatest impact,” said Dr. Kurtz. “I look forward to working closely with Aziz, the RxSight team, and our clinical partners to continue bringing life-changing innovations and personalized vision to patients.”

In connection with this transition, Dr. Kurtz will resign from the Board of Directors, at which time Mr. Mottiwala will be appointed to the Board.

The Company is not updating its previously communicated financial guidance in connection with this announcement.

About RxSight, Inc.

RxSight, Inc. is an ophthalmic medical device company dedicated to providing high-quality customized vision to patients following cataract surgery. The RxSight Light Adjustable Lens system, comprised of the RxSight Light Adjustable Lens (LAL/LAL+, collectively the “LAL”), RxSight Light Delivery Device (LDD) and accessories, is the first and only commercially available intraocular lens (IOL) technology that can be adjusted after surgery, enabling doctors to customize and deliver high-quality vision to patients after cataract surgery. Additional information about RxSight can be found at www.rxsight.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements in this press release that are not purely historical are forward-looking statements, including, without limitation, statements regarding the planned leadership transition and changes in the company’s Board of Directors and related timing; the stage of market adoption for adjustability in modern cataract surgery; potential value creation at the company; and the potential expansion of adjustability into broader market segments.

Such statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, including those risks described in the company’s prior press releases and the company’s filings with the Securities and Exchange Commission (SEC), including in Part II, Item 1A (Risk Factors) of the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, filed with the SEC on May 6, 2026, and any subsequent filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other same terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. RxSight undertakes no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Investor Relations Contact:

Oliver Moravcevic

VP, Investor Relations

omoravcevic@rxsight.com